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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Sterling Bancshares, Inc. on Form S-3 of our report dated March 7, 1997 (except for note X as to which the date is March 18, 1997), appearing in the Annual Report on Form 10-K of Sterling Bancshares, Inc. for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
Houston, Texas


May 27, 1997